Exhibit 10.21

THIS INDENTURE made as of the 1st day of October,      2004.

IN PURSUANCE OF THE “LAND TRANSFER FORM ACT”

BETWEEN:

ROSEBUD PROPERTIES NO. 3 LTD.
(hereinafter called the “Landlord”)
508 – 1001 West Broadway
Vancouver, B.C. V6H 4B1

OF THE FIRST PART

AND:	ONCOGENEX TECHNOLOGIES INC.
(hereinafter called the “Tenant”)
#400 - 1001 West Broadway
Vancouver, B.C. V6H 4B1

OF THE SECOND PART.

ARTICLE 1 - INTERPRETATION

WITNESSETH that in consideration of the mutual covenants, conditions and agreements herein contained the Landlord and Tenant covenant and agree as follows:

Section 1.01 - Definitions

In this Lease, unless otherwise stated, the following terms shall have the following respective meanings:

1.               “Additional Rent” means any payments contemplated by this Lease to be paid by the Tenant, whether to the Landlord or otherwise, in addition to Basic Rent;

2.               “Basic Rent” means the monthly rental instalments referred to in Section 2.04;

3.               “Building” means the building complex and other improvements situate on the Lands;

4.               “Commencement Date” means the date set out in Section 2.02 for the commencement of the Term;

5.               “Common Areas” means all parts of the Lands and the Building not leaseable to tenants and includes the Parking Area, driveways, pedestrian sidewalks and ways, landscaped areas, exterior ramps and stairways, elevators, comfort stations, electrical and plumbing, ducts, shafts, machinery and electrical rooms, sanitary drainage systems and other facilities of the Building which are from time to time provided, utilized or available for or for the benefit of the Building and the tenants, their employees, customers and others or for general public use and enjoyment;

[initials]

6.               “Common Expenses” means the total amount paid or incurred whether by the Landlord or others on behalf of the Landlord for the operation, maintenance, repair (which in this Lease includes Structural Repairs), replacement, administration and management of the Lands, the Building and the Common Areas, and for caretaking services for the public areas of the Building, such as are in keeping with maintaining the standard of a first-class building with office, restaurant and retail shopping space, including, without limitation, the following:

(a)          the cost of insuring the Building for fire and extended perils coverage, public liability, plate glass, tenants’ rent and other risks against which the Landlord may reasonably insure;

(b)         the cost of gardening, landscaping, cleaning, snow removal, window cleaning, garbage disposal and repaving and relining the Parking Area;

(c)          the cost of janitorial and caretaking services not otherwise chargeable to individual tenants;

(d)         the cost of electricity, lighting, fuel, gas, telephone, steam and other utility costs not otherwise chargeable to tenants and the cost of replacing electrical fixtures, ballasts, tubes, starters, lamps, controls and bulbs not otherwise chargeable to individual tenants;

(e)          the cost of plumbing, sanitary and sewage disposal, storm and runoff drainage and maintenance;

(f)            the cost of heating, cooling and providing hot and cold water not chargeable to individual tenants;

(g)         the salaries and remuneration (including contributions towards fringe benefits, unemployment insurance and similar contributions and workers’ compensation assessments) of persons and staff employed to provide security, management, repair, maintenance, supervisory and operating services;

(h)         business taxes, if any, in respect of parking facilities;

(i)             fees and expenses of the Landlord’s chartered accountants, architects, professional engineers or quantity surveyors pertaining to services performed in the preparation of certificates contemplated hereunder;

(j)             the cost of maintenance, repair, replacement, servicing and operation of the Lands and the Building not properly chargeable to capital account under generally accepted accounting principles;

(k)          the cost of supervision and policing of the Lands and Buildings;

(l)             the total annual amortization of capital costs (including that of repair and replacement to the Building) on a straight line basis over the useful life or such other period as reasonably determined by the Landlord, or fifteen (15) years, whichever is lesser, and the interest on the unamortized capital at a rate equivalent to the lending rate actually charged or chargeable by the Landlord’s bankers from time to time on demand commercial loans made to the Landlord (and if different loans are at a different rate of interest, then the lowest of the same), of the cost of all furniture, machinery, equipment, repair, replacement, modifications, additions and improvements to the Building, other than the excluded costs outlined in Schedule “D” hereto, and the cost whereof has not been charged to the Tenant elsewhere in this lease;

(m)       depreciation of fixtures and equipment which, by their nature, require periodic or substantial replacement, including heating and air-conditioning equipment;

(n)         costs of any modification or addition to the Lands and Building (which shall in this Lease include the machinery and equipment therein and thereon) when, in the reasonable opinion of the Landlord such expenditure may reduce Common Expenses, or any additional machinery, equipment or improvements required by law or the Landlord’s insurers, or, in the Landlord’s reasonable opinion, for the benefit or safety of the Lands or Building users;

(o)         management of the Building, the annual cost of which, for the purposes of this Lease, shall not exceed five percent (5%) of the total rents received by the Landlord from the Lands and Building, including Basic Rents and Additional Rents; and

(p)         other costs and expenses not otherwise expressly excluded hereunder attributable to the maintenance, repair, replacement, operation, supervision and management of the Lands and the Building but excluding any costs incurred by or on behalf of an individual tenant or tenants.

Costs shall be allocated to each fiscal period without duplication in accordance with generally accepted accounting practices, and insurance premiums for any policy whose term is not concurrent with a fiscal year may be allocated to a fiscal period in which the premium therefor is paid;

7.               “Demised Premises” means the premises described as Demised Premises in Section 2.01;

8.               “Hazardous Substances” means any substance which is hazardous to persons or property and includes, without limitation, any solid, liquid, smoke, waste, odour, heat, vibration, radiation, or combination thereof, which is deemed, classed or found to affect the natural, physical, chemical or biological quality of the environment, or which is or is likely to be injurious to the health or safety of persons, or which is injurious or damaging to property, plant or animal life, or which interferes with or is likely to interfere with the comfort, livelihood or enjoyment of life by a person, or which is declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority having jurisdiction over the Tenant, the Landlord or the Building, and without limiting the generality of the foregoing shall include any dangerous, noxious, toxic, flammable or explosive substance, radioactive material, asbestos or PCBs;

9.               “Lands” means those lands situate at 1001 West Broadway, Vancouver, British Columbia, and being more particularly described in Schedule “A”;

10.         “Parking Area” means that portion of the Lands and/or the Building which is set aside by the Landlord for the purpose of parking vehicles or ancillary usage or for access and egress thereto;

11.         “Proportionate Share” means the fraction which has as its numerator the Rentable Area of the Demised Premises and has as its denominator the total Rentable Area of the Building whether rented or not, subject only to the adjustments which follow. The total Rentable Area of the Building, whether rented or not, may be adjusted from time to time to give effect to any structural or functional change affecting same. The lobby, entrances and public walkways of the Building and the Parking Area shall be excluded from calculation of the Rentable Area of the Building. The calculation of the Rentable Area of the Demised Premises shall be adjusted from time to time to give effect to any change therein during the Term;

12.         “Rentable Area of the Building” means the total rentable area of all areas of the Building set aside by the Landlord for leasing to tenants from time to time (whether leased or not) which shall in all cases be measured from the exterior face of all exterior walls, doors and windows, provided that if any exterior wall or walls or portions thereof of the Building are recessed from the outside line of the main exterior wall or walls of the Building, the area of such recess shall be included in the determination of the Rentable Area of the Building. In the determination of the Rentable Area of the Building there shall be no deduction or exclusions for any space occupied by or used for entrances, columns, shafts, stairs, flues, pipes, vertical ducts or other interior construction or equipment;

13.         “Rentable Area of the Demised Premises” is to be measured from the exterior face of all exterior walls, doors and windows (including walls, doors and windows separating the Demised Premises from enclosed Common Areas, if any) and from the centre line of all interior walls separating the Demised Premises from adjoining premises. In the determination of the Rentable Area of the Demised Premises, it is agreed that if the exterior walls or walls of the Demised Premises are recessed from the outside line of the main exterior wall or walls of the Building, the area of such recess shall be included in the determination of the Rentable Area of the Demised Premises and it is also agreed that there shall be no deduction or exclusion for any space occupied by or used for entrances, columns, shafts, stairs, flues, pipes, vertical ducts or other interior construction or equipment;

14.         “Structural Repairs” means repairs and replacements to the footings and foundations, columns, beams, joists, bearing walls, perimeter walls and floor slab and roof structure of the Building and whatever else is reasonably deemed by the Landlord to be structural components of the Building and Lands;

15.         “Tax” means all taxes, rates, duties, levies and assessments whatsoever, whether municipal, regional, parliamentary or otherwise, charged upon the Building or the Lands or upon the Landlord on account thereof including corporation capital tax or other capital taxes and including all taxes, rates, duties, levies and assessments for education, schools and local improvements and including any payments which the Landlord is obliged to make in lieu of Tax or a component thereof if the Building or a portion thereof is or becomes exempt from Tax or from a component of Tax as defined and including any and all taxes which may in future be levied in lieu of Tax as hereinbefore defined, but excluding such taxes as corporate income, profits or excess profits taxes assessed upon the income of the Landlord, any taxes personal to the Landlord not relating directly to the Building or the Lands, any grants paid in lieu of business taxes, and any and all penalties and interest charged, levied or assessed as a result of the Landlord not paying the Tax in accordance with Section 6.02 hereof;

16.         “Tenant’s Improvements” means all improvements, property, fixtures, equipment, arrangements, installations and/or modifications done to or placed in or upon the Demised Premises by the Tenant or by the Landlord at the request of the Tenant and whether or not such improvements, property, arrangements, installations and/or modifications are paid for by the Landlord or the Tenant;

17.         “Tenant’s Share of Common Expenses” means, in any Year or fiscal period adopted by the Landlord, the Proportionate Share of Common Expenses during that Year or fiscal period, or at the option of the Landlord, the portion of Common Expenses allocated to the Tenant for that Year or fiscal period by the Landlord, acting reasonably;

18.         “Tenant’s Share of Tax for the Year” means, in any Year, at the option of the Landlord:

(a)          the product of the separate assessment for the Demised Premises and the applicable mill rate plus the Proportionate Share of Tax other than as so calculated; or

(b)         the Proportionate Share of Tax during that Year;

provided that in any case, notwithstanding the foregoing, the Tenant’s Share of Tax for the Year shall include any taxes which may be attracted by the Tenant’s Improvements;

19.         “Term” means the period from the Commencement Date to the date on which this Lease terminates, and includes any renewal or extension thereof and any additional period during which the Landlord shall accept rental as provided in this Lease; and

20.         “Year” means a calendar year.

Section 1.02 - Effect of Headings, etc.

The division of this Lease into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Lease.

Section 1.03 - Governing Law

This Lease shall be governed by and construed in accordance with the laws of the Province of British Columbia and shall be treated in all respects as a British Columbia contract. The venue of any proceedings taken in respect of or under this Lease shall be Vancouver, British Columbia as long as such venue is permitted by law, and the Tenant shall consent to any application by the Landlord to change the venue to Vancouver, British Columbia of any proceedings taken elsewhere.

Section 1.04 - Severability

If any provision of this Lease, or the application thereof to any circumstances, shall be held to be illegal, invalid or unenforceable, then it shall be considered separate and severable from the Lease, and the remaining provisions of this Lease, or the application thereof to other circumstances, shall not be affected thereby and shall be held valid and enforceable to the full extent permitted by law, and be binding upon the parties as though the said provision had never been included.

Section 1.05 - Joint Covenants and Grammatical Changes

All covenants herein contained shall be construed as being joint and several where there is more than one tenant, and when the context so requires or permits, the singular number shall be read as if the plural were expressed and the neuter gender as if the masculine or feminine, as the case may be, were expressed.

Section 1.06 - Net Lease

It is the intention of the Landlord and the Tenant and it is hereby agreed by them that the Tenant shall pay all rents to be paid hereunder to the Landlord without any deduction, abatement or set-off whatsoever. This Lease shall be absolutely net to the Landlord and the Landlord shall not be responsible for any costs of any nature or kind whatsoever except for income taxes paid by the Landlord, principal and interest paid by the Landlord with respect to any mortgage or other debts of the Landlord with respect to the Lands and Building and any costs specifically provided herein to be paid by the Landlord. Notwithstanding any statutory or other provisions, all charges, expenses, payments and costs of every nature and kind whatsoever incurred in respect of the Demised Premises or for any matter or thing affecting the Demised Premises shall (unless otherwise expressly stipulated herein to the contrary) be borne by the Tenant so that the rental herein provided for shall be absolutely net to the Landlord. The Landlord shall not be responsible for any charge, claim or liability whatsoever in connection with the Demised Premises except as expressly provided in this Lease and except liens filed against title to the Lands for work ordered by the Landlord.

ARTICLE II - DEMISE, TERM AND RENT

Section 2.01 - Demise

In consideration of the rents, covenants, conditions and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed, kept and performed, the Landlord does demise and lease unto the Tenant all those premises (the “Demised Premises”) located on the fourth floor of the Building comprising approximately 4,857 square feet of Rentable Area as shown outlined in red on the plan attached hereto as Schedule “B”, provided that the exterior face of the exterior walls of the Building are expressly excluded from the Demised Premises. For liability and repair purposes, but not for purposes of calculating rent, the Demised Premises shall be deemed to extend from the inner surface of its perimeter walls and from the upper surface of the structural floor to the lower surface of the dropped ceiling.

Section 2.02 - Term

To have and to hold the Demised Premises for and during the term of five (5) years to be computed from and including the 1st day of October, 2004 (the “Commencement Date”) and from thenceforth next ensuing and fully to be complete and ending on the 30th day of September, 2009 subject to earlier termination in accordance with the provisions hereof.

Section 2.03 - Delay in Possession

In the event the Tenant should fail to take possession of the Demised Premises on or by the Commencement Date, this Lease shall nevertheless remain in full force and effect and the Rent and other monies payable by the Tenant shall be paid as from the Commencement Date.

In the event the Landlord cannot deliver vacant possession of the Demised Premises on or by the Commencement Date, then the Tenant shall take possession of the Demised Premises as soon as vacant possession can be delivered of the same, and this Lease shall not be void or voidable, nor shall the Landlord be liable for any loss or damage resulting from the delay in the Tenant obtaining possession and, in such event, the Term shall commence on delivery of vacant possession, the Commencement Date shall be the day on which the Demised Premises are so delivered up, the Termination Date shall be extended and the Term shall remain the same. Provided, however, if the Term is not commenced within six (6) months of the Commencement Date as provided for in Article 2.02, then this Lease is at an end, and neither party shall have any action or right against the other.

The Landlord shall not be liable for any loss, injury, damage or inconvenience which the Tenant may suffer by reason of any delay in the Landlord delivering the Demised Premises to the Tenant, or which the Tenant may suffer by reason of any delay in the Tenant taking occupancy of the Demised Premises howsoever occasioned.

For the purposes of planning and the construction of its leasehold improvements and/or operation of the Tenant’s business, the Tenant shall have access to the Demised Premises upon execution of the Lease prior to the Commencement Date. During this period, the Tenant shall not be obligated to pay any Basic Rent, Additional Rent and applicable GST (collectively, “Gross Rent”) but shall abide by all other terms of the Lease.

Section 2.04 - Basic Rent

Yielding and paying therefor unto the Landlord in lawful money of Canada at the offices of the Landlord as set out in Section 12.03 hereof or to such other person or persons at such other place or places as the Landlord shall from time to time designate, the following rent namely:

PSF	MONTHLY	ANNUALLY

$18.00	$7,285.50	$87,426.00

The parties hereto acknowledge that the annual rental set forth in this Section 2.04 has been calculated on the basis of the sum of $18.00 per square foot times the square footage set forth in Section 2.01 hereof. If the Term commences on any day other than the first day of a month or if the Term ends on any day other than the last day of a month, rent for the fraction of a month at the commencement and at the end of the Term shall be adjusted pro rata.

Section 2.05 - Recovery of Additional Rent

Any additional payment by the Tenant contemplated by this Lease shall be deemed to be and be treated as rent and payable and recoverable as rent, and the Landlord shall have (in addition to any other right or remedy) the same rights and remedies in the event of default by the Tenant in payment of any amount payable by the Tenant hereunder as the Landlord would have in the case of default by the Tenant in payment of Basic Rent.

Section 2.06 - Parking

During the Term the Tenant, its guests, invitees and customers shall be entitled to use the Parking Area in common with other Tenants and their guests, invitees and customers subject to the rules, regulations, costs and charges permitted by this paragraph to be imposed by the Landlord on the Parking Area. Subject to all applicable rules, regulations and bylaws of all governmental authorities having jurisdiction over such matters, the Landlord shall not at any time during the Term allow the Parking Area to be utilized on any basis other than a first come first served basis unless otherwise provided for in Schedule “E” (if any), provided, however, that the Landlord shall be entitled to impose and charge users of the Parking Area, including the Tenant, its guests, invitees and customers, such hourly charges as are from time to time charged by the operators of parking facilities within four blocks of the Building and the Landlord shall be entitled to enforce any hourly charges imposed as aforesaid in such reasonable manner as the Landlord sees fit, including the towing away of cars or other vehicles violating the charges imposed by the Landlord.

The Landlord shall provide to the Tenant ten (10) reserved parking stalls in the Building for use only by the Tenant’s employees and invitees, for which the Tenant shall pay a monthly fee at the prevailing rental rate per parking stall, plus applicable taxes, which fee may be increased from time to time on not less than one calendar month’s notice to any amount as is from time to time charged by operators of parking facilities within four blocks of the Building. If the Tenant fails to pay any monthly fee in advance, then the Landlord may terminate the Tenant’s right to reserve the parking stall, as determined by the Landlord. The Landlord shall arrange at its cost for such reserved parking stalls to be signed “reserved” accordingly. The Tenant shall provide the Landlord with at least 30 days’ notice if it no longer intends to use any particular reserved parking stall, after which time the said monthly fee shall no longer be payable with respect thereto, and the Tenant shall have no further right to that parking stall, and the Landlord’s obligation to provide whatever number of parking stalls are herein set out shall be reduced by the number for which the Tenant gives notice.

Section 2.07 - Adjustments

The parties hereto acknowledge that the area of the Demised Premises set forth in Section 2.01 hereof may be an approximation, and the area of the Demised Premises may be determined by the Landlord’s architect or surveyor in accordance with the definition of “Rentable Area of the Demised Premises” herein contained, and in the event the area of the Demised Premises determined by the Landlord’s architect as aforesaid differs from the area of the Demised Premises set forth in Section 2.01 hereof, the annual rent specified in Section 2.03 hereof shall be adjusted to equal the product obtained by multiplying the area of the Demised Premises determined by the Landlord’s architect or surveyor as aforesaid times the annual per square foot charge specified in Section 2.03.

The adjustments herein will only be effective from and after the date upon which the certificate of the Landlord’s architect verifying the actual rentable area is delivered to the Landlord; neither the Tenant nor the Landlord shall have any claims as against each other for any adjustment in rent in respect of the rental period which precedes in time the delivery of the certificate of the Landlord’s architect to the Landlord.

Section 2.08 - Condition of Demised Premises

Taking possession of all or any portion of the Demised Premises by the Tenant shall be conclusive evidence as against the Tenant that the Demised Premises or such portion thereof and the Common Areas are in satisfactory condition on the date of taking possession, subject only to latent defects and to deficiencies (if any) listed in writing in a notice delivered by the Tenant to the Landlord not more than 10 days after the date of taking possession.

ARTICLE III - TAXES

Section 3.01 - Payment of Tax for the Year

The Tenant shall, in each Year of the Term, pay the Tenant’s Share of Tax for the Year in the manner hereinafter provided. The Tenant shall only be required to pay a proportionate part of Tenant’s Share of Tax for the Year which relates to a fiscal period of the taxing authority, a part of which is included in a period prior to the commencement, or after the expiration, of the Term. The Tenant shall pay the Landlord, at the time that the payment of Basic Rent reserved hereunder is due and payable, on account of the obligation of the Tenant to pay the Tenant’s Share of Tax for the Year, one-twelfth (1/12th) of the Landlord’s reasonable estimate of the amount of the Tenant’s Share of Tax for the Year until the month in which the Tenant’s Share of Tax for the Year can be determined. On the first day of the month next following the month in which the Tax for the Year can be determined, and provided that the Landlord furnishes the Tenant with a copy of the Tax bill(s) in question, the Tenant shall pay to the Landlord the Tenant’s Share of Tax for the Year after first getting credit for the monthly payments of the estimated amount of the Tenant’s Share of Tax for the Year previously paid to the Landlord. The Landlord shall, upon requesting payment for the balance of the Tenant’s Share of Tax for the Year, provide the Tenant with particulars of calculations of the Tenant’s Share of Tax for the year. In the case of overpayment of the Tenant’s Share of Tax for the Year by the Tenant, the Landlord shall promptly reimburse the Tenant for any such overpayment.

Section 3.02 - Contestation of Tax for the Year

The Tenant shall have at any time the right to contest (or request the Landlord to contest) any tax, rate (including local improvement rates), assessment or other charge against the Demised Premises if such contestation will not involve any forfeiture, foreclosure, escheat, sale or termination of the Landlord’s title to the Lands, the Demised Premises, the Building or any part thereof, and provided further that all such proceedings shall be prosecuted with all due diligence and dispatch. The Tenant will pay the cost of any such contestation and also pay the Landlord on demand, all proper costs, penalties, interest or other charges payable as a result of or incidental to such contestation. In the event that such contestation results in a lowering or reduction or abatement or a partial refund of the applicable Tax, which lowering or reduction or abatement or partial refund of the applicable Tax exceeds said costs, then, all of said costs shall form part of Common Expenses, and the Tenant shall be reimbursed accordingly. Notwithstanding such contestation by the Tenant, the Tenant shall continue to pay to the Landlord the Tenant’s Share of Tax for the Year in the manner hereinbefore set out. Should, as a result of such contestation, the amount of Tax payable by the Landlord be decreased as a result of such contestation or appeal, the Landlord hereby agrees to reimburse the Tenant accordingly for the excess Tax that the Tenant has paid. Should the amount of Tax payable by the Landlord be increased as a result of such contestation or appeal or should the Landlord be required to pay a penalty as a result of such contestation or appeal, then in either of such events the Tenant hereby covenants and agrees to pay such increase or penalty.

ARTICLE IV - OPERATING COSTS

Section 4.01 - Payment of Common Expenses

During the Term, the Tenant shall pay to the Landlord the Tenant’s Share of Common Expenses as follows:

1.               before the commencement of each Year or each fiscal period adopted by the Landlord, the Landlord shall reasonably estimate the Common Expenses for such period and so notify the Tenant, and the Tenant shall pay one-twelfth (1/12th) of the estimated Tenant’s Share of Common Expenses with each monthly instalment of rent payable throughout that period (which monthly payments shall be adjusted if the Landlord, acting reasonably, subsequently re-estimates Common Expenses for such period or the remaining portion thereof); and

2.               the actual amount of Common Expense for such period and the Tenant’s Share of Common Expenses and the Tenant’s Share of Tax for the Year shall be certified by the Property Manager of the Building within a reasonable period of time (not to exceed 120 days) after the expiration of such period, and such certificate shall show in reasonable detail the information relevant and necessary for the exact calculation and determination of these amounts and shall be binding upon the parties unless shown to be in error; and

3.               when requested, the Landlord agrees to provide the Tenant with copies of paid invoices and Tax bill(s).

Section 4.02 - Adjustment of Tenant’s Share of Common Expenses

Within fourteen (14) days after the delivery by the Landlord of the certificate described in Section 4.01 (ii) hereof, an adjustment will be made by the Landlord or the Tenant, as the case may be, in respect of any overpayment or underpayment by the Tenant of the Tenant’s Share of Common Expenses for the period covered by the certificate.

Section 4.03 - Broken Period

If only part of a Year or of a fiscal period adopted by the Landlord for the calculation of Common Expenses is included within the Term, any amounts payable on account of the Tenant’s Share of Common Expenses for that period shall be reduced proportionately.

ARTICLE V - TENANT’S COVENANTS

Section 5.01 - Rent

The Tenant covenants with the Landlord to pay when due Basic Rent and Additional Rent, without any set-off or deduction whatsoever.

Section 5.02 - Rental and Business Taxes and Telephone

The Tenant covenants with the Landlord to pay, as and when they fall due, all Rental Taxes to the Landlord or directly to the applicable government authority if legislation so requires, and although Rental Taxes shall not be construed as rent the Landlord shall have the same remedies for the recovery therefor as the Landlord has for the recovery of rent. “Rental Taxes” shall mean any tax or duty charged upon the Landlord or the Tenant which is levied, rated or assessed on the act of entering into this Lease or otherwise on account of this Lease or on the use or occupancy of the Demised Premises or any portion thereof, or on the Basic Rent and/or the Additional Rent (except the Rental Taxes component thereof) payable under this Lease, whether existing at the date hereof or hereafter created by any governmental authority, including without limitation, a goods and services tax, a business transfer tax, a retail sales tax, a federal sales tax, an excise tax or duty or any tax similar to the foregoing, together with any penalty or interest assessed or imposed with respect to the foregoing taxes where such penalty arises as a result of the default of the Tenant, but excluding any income tax, excess profit tax or luxury tax or other tax personal to the Landlord not relating to the Building or Lands that may be levied or charged to the Landlord.

The Tenant further covenants with the Landlord to pay, as and when the same become due, all of its telephone and utility costs and all business, income and other taxes, charges, rates, duties and assessments personal to it from time to time levied against or payable in respect of the occupancy of the Demised Premises by the Tenant and to pay any and all taxes and assessments that may be assessed or levied upon or against the Tenant’s Improvements.

Section 5.03 - Electric Currents

The Tenant covenants with the Landlord to pay the cost of electric current supplied to the Demised Premises as reasonably determined by the Landlord, provided, however, that if all electric current supplied to the Demised Premises is measured by way of a separate meter, the cost of the electric current supplied to the Demised Premises shall be determined in accordance with the information and reading provided by that separate meter; it being understood that during any period that the Tenant is to pay for any separately metered supply, the supply of the same utility to all other leaseable spaces in the Building shall be excluded from Common Expenses. The Tenant further covenants with the Landlord to pay the cost of any electrical fixtures, ballasts, tubes and bulbs used to replace those installed in the Demised Premises at the commencement of the Term. The Tenant shall, if requested by the

Landlord, make monthly payments to the Landlord throughout the Term on account of its obligations under this Section 5.03 on the basis of estimates of the Landlord, acting reasonably, from time to time.

Section 5.04 - Use

The Tenant covenants with the Landlord to use the Demised Premises only for general business and administration office purposes, and not for any other purposes unless the written consent of the Landlord is first obtained.

Section 5.05 - Repairs and Maintenance

The Tenant covenants with the Landlord to make all repairs (which in this Lease shall include replacements, and repair shall include replacement unless the context specifically requires otherwise but shall not include the carrying out of Structural Repairs) to, and to maintain in first class order and repair, the Demised Premises at the Tenant’s own expense throughout the Term, including all Tenant’s Improvements, and except for repairs necessitated by damage from hazards covered by insurance which the Landlord has maintained (unless such repairs are necessitated by the acts or omissions of the Tenant, its agents, employees, invitees, or licensees) and except for normal wear and tear. The Tenant covenants that all redecoration and repairs will be done to a first class standard of materials and workmanship and using only qualified workers and first class materials at least equivalent to that installed in the Demised Premises on the Commencement Date.

Section 5.06 - Condition of Premises on Termination

The Tenant covenants with the Landlord to leave the Demised Premises in the state of repair required to be maintained by the Tenant during the Term upon vacating the Demised Premises at the end or sooner termination of the Term. However, notwithstanding the foregoing, the Tenant shall not be required to restore the Demised Premises to base building standard or remove (or re-install) any leasehold improvements at the expiry of the Term or any renewal thereof. Notwithstanding the aforementioned, at the expiry of the Term (early termination or renewal thereof, as applicable), the Tenant shall be responsible, at its expense, for removing its furniture, fixtures, equipment and any related wiring and cabling (installed by or on behalf of the Tenant), and repairing any damage caused by such removal in accordance with the provisions of this Lease.

Section 5.07 - Landlord May Inspect

The Tenant covenants with the Landlord to permit the Landlord or its authorized agents or representatives of the Landlord’s mortgagee to enter and view the state of repair of the Demised Premises during all normal business hours and to forthwith repair and maintain according to notice in writing from the Landlord or its agents or employees to the extent required by Section 5.05 hereof. The Landlord shall, prior to exercising its rights to enter the Demised Premises as aforesaid, endeavour to give to the Tenant such period of notice as may be reasonable in the circumstances.

Section 5.08 - Repairs Where Tenant at Fault

The Tenant covenants with the Landlord that if the Building, including the Demised Premises, the boilers, engines, pipes and other apparatus (or any of them) used for the purpose of heating or air-conditioning the Building or if the water pipes, drainage pipes, electrical lighting or other equipment of the Building or the roof or outside walls of the Building get out of repair or become damaged or destroyed through the negligence, carelessness or misuse of the Tenant, its servants, agents, employees or anyone permitted by it to be in the Building or through it or them in any way stopping up or injuring the heating apparatus, water pipes, drainage pipes or other equipment or part of the Building, the expense of all necessary repairs, replacements or alterations shall be borne by the Tenant, which shall pay same to the Landlord forthwith on demand.

Section 5.09 - Assignment and Subletting

The Demised Premises may be occupied in whole or in part by one or more entities affiliated with the Tenant, without the necessity for the Tenant to obtain the Landlord’s prior consent. Other than to an affiliate (as such term is defined in the Business Corporations Act, as amended and replaced) of the Tenant, for which no consent shall be required, the Tenant covenants with the Landlord not to let anyone occupy or use the Demised Premises (other than the Tenant and the employees of the Tenant) in whole or in part and not to assign or sublet without leave, which leave shall not be unreasonably withheld, provided nevertheless:

1.               that the Landlord shall be entitled to withhold leave arbitrarily if the Landlord exercises the right hereinafter set out in clause 2 of this Section 5.09;

2.               if the Tenant requests the Landlord’s consent to an assignment of this Lease or to a subletting of the whole or any part of the Demised Premises to any person, firm or corporation, the Tenant shall submit to the Landlord the name of the proposed assignee or subtenant and such information as to the nature of its business and its financial responsibility and standing as the Landlord may reasonably require, together with payment of the Landlord’s reasonable processing charge for considering such material. Upon the receipt of such request and information from the Tenant, the Landlord shall have the right, exercisable in writing within fourteen (14) days after such receipt, to cancel and terminate this Lease or to sublet all of the Demised Premises or, if the request is to assign or sublet a portion of the Demised Premises only, to cancel and terminate this Lease with respect to such portion, in each case as of the date set forth in Landlord’s notice of exercise of such right, which shall be neither less than sixty (60) nor more than one hundred and twenty (120) days following the service of such notice;

3.               if the Landlord shall exercise its right under clause 2 of this Section 5.09, the Tenant shall surrender possession of the entire Demised Premises or the portion which is the subject of the right, or as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Demised Premises at the expiration of the Term. If this Lease shall be cancelled as to a portion of the Demised Premises only, the rent payable by the Tenant under this Lease shall be abated proportionately. If the Landlord shall not exercise the right to cancel this Lease as above provided after the receipt of the Tenant’s written request, then the Landlord’s consent to such request shall not be unreasonably withheld;

4.               If the Landlord consents to any proposed assignment or subletting, the Tenant shall assign or sublet, as the case may be, only upon the terms set out in the offer submitted to the Landlord as aforesaid and not otherwise. As a condition of the Landlord’s consent, the assignee or subtenant, as the case may be, shall agree (and will be deemed to have agreed) with the Landlord to observe the obligations of the Tenant under this Lease as the same relate to the space assigned or sublet (except, in the case of a sublease, the Tenant’s covenant to pay Basic Rent and Additional Rent) by entering into an assumption agreement with the Landlord and the Tenant, in the Landlord’s form, and shall pay the Landlord’s reasonable then-current processing charge and reasonable solicitor’s fees and disbursements for preparing such agreement. The Tenant further agrees that if the Landlord consents to any such assignment or subletting, the Tenant shall be responsible for and shall hold the Landlord harmless from any and all capital costs for leasehold improvements and all other expenses, costs, and charges with respect to or arising out of any such assignment or subletting. Any consent by the Landlord to any assignment or subletting shall not constitute a waiver of the requirement for consent by the Landlord to any subsequent assignment or subletting by either the Tenant or any assignee or subtenant;

5.               If the Landlord consents in writing to an assignment or sublease as contemplated herein, the Tenant may complete such assignment or sublease subject to the following covenants and conditions:

(a)          no assignment or sublease shall be valid and no assignee or subtenant shall take possession of the Demised Premises or any part thereof until an executed duplicate original of such assignment or sublease has been delivered to the Landlord; and

(b)         all “Excess Rent”, as hereinafter defined, derived from such assignment or sublease shall be payable to the Landlord. The Excess Rent shall be deemed to be and shall be paid by the Tenant to the Landlord as rent. The Tenant shall pay the Excess Rent to the Landlord immediately as and when such Excess Rent is receivable by the Tenant, or at the Landlord’s option shall be payable directly to the Landlord by the assignee or sublessee, and on notice to the Tenant, the Tenant shall forthwith give irrevocable direction to its assignee or sublessee that such monies are payable directly to the Landlord.

As used herein, “Excess Rent” means the amount by which the total money and other economic consideration to be paid by the assignee or subtenant as a result of an assignment or sublease, whether denominated as rent or otherwise, exceeds, in the aggregate, the total amount of Basic Rent and Additional Rent which the Tenant is obligated to pay to the Landlord under this Lease, pro-rated for the time (and, if applicable, the portion of) the Demised Premises being sublet or assigned;

6.               Upon request of the Landlord from time to time, a Tenant that is a corporation (unless its shares are traded on any public stock exchange or public stock market) or partnership shall make available to the Landlord for inspection or copying or both, all books and records of the Tenant which, alone or with other data, in the case of a Tenant that is a corporation, identify the ownership of all of the shares and securities of the Tenant, and in the case of a Tenant that is a partnership, identify the partners of the Tenant and their respective interests in the partnership, all from the Commencement Date or the date of earlier execution of this Lease up to the date such books and records are made available to the Landlord;

7.               in no event shall any assignment or subletting to which the Landlord may have consented release or relieve the Tenant from its obligations fully to perform all the terms, covenants and conditions of this Lease on its part to be performed during the period to and including the last day of the Term;

8.               transfers aggregating fifty percent (50%) or more of the capital or voting stock of the Tenant (if the Tenant is a non-public corporation) shall be deemed to be an assignment of this Lease. For greater certainty, issuances of shares by the Tenant from treasury will not be included in the above calculation;

9.               the Tenant shall not display, advertise or offer the whole or any part of the Demised Premises for the purposes of assignment or subletting and shall not permit any broker or other party to so do unless the complete text and format of any such display, advertisement or offer shall have first been approved in writing by the Landlord. Without in any way restricting or limiting the Landlord’s right to refuse any text and format on other grounds, any text and format proposed by the Tenant shall not contain any reference to the rental rate for the Demised Premises; and

10.         notwithstanding anything else in this subsection, the Landlord may refuse consent to any assignment or sublet if the Tenant is or has regularly been in default under this Lease and, at the Landlord’s option, no assignment or sublet shall be completed or valid if the Tenant is in default after consent is given.

Section 5.10 - Rules and Regulations

The Tenant covenants with the Landlord to observe, and to cause its employees, servants, agents, invitees and customers to observe, the rules and regulations set out in Schedule “C” and all other rules and regulations as the Landlord may from time to time make for the operation, reputation, safety, care or cleanliness of the Building and Demised Premises, the operation and maintenance of equipment, the use of the Common Areas, Parking Area, the lighting of premises, the display of signs visible outside the Demised Premises, other matters affecting the operation of the Building and the Demised Premises and the establishing and maintaining of a suitable image for the Building, provided, however, that such rules and regulations are reasonable and consistent with the provisions of this Lease and do not diminish any rights of the Tenant hereunder. Nothing in this Lease shall be construed to impose upon the Landlord any obligation to enforce the rules and regulations, or the terms, covenants or conditions in any other lease, against any other tenant, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. If the Landlord chooses to enforce any of the rules and regulations, the Landlord shall enforce such rule, regulation, rules or regulations against all tenants in a fair and equitable manner.

Section 5.11 - Observance of Law

The Tenant covenants with the Landlord, in its use and occupation of the Demised Premises, not to violate any law, by-law, ordinance, order, rule, regulation or requirement of any federal, provincial or municipal government or any department, commission, board or office thereof.

Section 5.12 - Waste and Nuisance

The Tenant covenants with the Landlord not to make or suffer any waste or cause or allow to be caused any damage, disfiguration or injury to the Demised Premises or the fixtures and equipment thereof or permit or suffer any over-loading of the floors thereof, and not to use or permit to be used any part of the Demised Premises for any dangerous, noxious or offensive trade, business or other activity, and not to cause or maintain any nuisance in, at or on the Demised Premises.

Section 5.13 - Entry by Landlord

The Tenant covenants with the Landlord to permit the Landlord or its agents to enter upon the Demised Premises at any time and from time to time for the purpose of inspecting and of making repairs, alterations, improvements or additions to the Demised Premises or to the Common Areas of the Building, and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort occasioned thereby. The Landlord shall, prior to exercising its rights to enter the Demised Premises as aforesaid, give to the Tenant such period of notice as may be reasonable in the circumstances. The Landlord shall, in making all such repairs alterations, improvements or additions, do so with diligence and all due dispatch, and shall endeavour to minimize disturbance to the Tenant.

Section 5.14 - Exhibiting Premises

The Tenant covenants with the Landlord to permit the Landlord or its agent to exhibit the Demised Premises to prospective tenants during normal business hours during the last six (6) months of the Term upon reasonable prior notice to the Tenant.

Section 5.15 - Liens

The Tenant shall not suffer or permit any lien under the Builders’ Lien Act of British Columbia or any statute of like import from time to time in effect to be filed or registered against the Demised Premises, the Building or the Lands or any part thereof by reason of work, labour, services or materials supplied or claimed to have been supplied to the Tenant or anyone holding any interest in a part thereof through or under the Tenant. If any such lien shall at any time be filed or registered, the Tenant shall cause the discharge of same to be filed and registered within fifteen (15) days after the Tenant has notice of the lien, provided, however, that should the Tenant desire to contest the amount or validity of any lien in good faith and shall have so notified the Landlord, if the Tenant shall have deposited with a mutually acceptable trustee or stake holder (or paid into court to the credit of any lien action if the applicable statute provides for such payment and such payment shall discharge the lien or otherwise be adequate protection for the Landlord’s interest) the amount of the lien claimed plus a reasonable amount for costs, then the Tenant may defer payment of such lien for a period of time reasonably sufficient to enable the Tenant to contest same with due diligence, provided always that neither the Landlord nor the Demised Premises, Building or the Lands or any part thereof, nor the Tenant’s leasehold interest therein shall or could thereby become liable to forfeiture or sale.

Section 5.16 - Alterations

The Tenant covenants with the Landlord that the Tenant will not make or erect in or to the Demised Premises any installations, alterations, additions or partitions without submitting plans and specifications to the Landlord and obtaining the Landlord’s prior written consent in each instance, which consent shall not be unreasonably withheld (and the Tenant must further obtain the Landlord’s prior written consent to any change or changes in such plans and specifications submitted as aforesaid or any change or changes whatsoever to the mechanical or electrical portion of such plans and specifications submitted as aforesaid, subject to payment of the Landlord’s reasonable cost of having its architect or other consultants approve of such plans and specifications prior to proceeding with any work based on such plans and specifications); such work may be performed by employees of, or contracted for with contractors engaged by the Tenant, subject to all reasonable conditions which the Landlord may impose; including, without limitation, the right, at the option of the Landlord, to require that the Landlord’s contractors be engaged for any mechanical or electrical work; the Tenant shall promptly pay to the Landlord or the Tenant’s contractors, as the case may be, when due, the cost of all such work and of all materials, labour and services involved therein and of all costs of redecoration or of alterations or additions to the Demised Premises or the Building necessitated thereby. Without limiting the generality of any of the foregoing, any work performed by or for the Tenant shall be performed by competent workers whose trade union affiliations are not incompatible with those of any workers who may be employed in the Building by the Landlord, its contractors or subcontractors. Any improvement or alteration made by the Tenant to the Demised Premises shall, upon affixation thereto, become part of the Demised Premises and the property of the Landlord, provided, however, that the Landlord may, upon the expiration or sooner termination of this Lease, require the Tenant to remove any or all such improvements or alterations, in which case the Tenant shall do so forthwith and remedy any damage caused thereby to the Demised Premises or any other portion of the Building. Notwithstanding the foregoing, the Tenant may, upon the expiration of the Term and provided that it is not in default hereunder, remove any or all of the Tenant’s Improvements and all signs, equipment and personal property of the Tenant, provided that it remedies any damage caused thereby to the Demised Premises or any other portion of the Building.

Section 5.17 - Signs

The Tenant covenants with the Landlord that the Tenant will not paint, display, inscribe or affix any sign, notice, lettering or direction on any part of the outside of the Building or in or on the Demised Premises where the same may be seen from outside of the Demised Premises (including hallways) without first obtaining the written consent of the Landlord, which consent may be arbitrarily withheld in regard to anything which may be seen from outside the Building and otherwise shall not be unreasonably withheld.

Section 5.18 - Locks and Trimmings

The Tenant covenants with the Landlord that all locks and trimmings of the doors and windows in or upon the Demised Premises shall be kept whole and whenever broken shall be immediately replaced or repaired under the direction and to the reasonable satisfaction of the Landlord and that such replacement and/or repairs shall be paid for by the Tenant.

Section 5.19 - Rubbish

The Tenant covenants with the Landlord to keep the Demised Premises free of waste, rubbish and debris at all times and to provide proper receptacles for waste and rubbish.

Section 5.20 - Indemnity

Except to the extent that the loss of life, personal injury or damage to property referred to in this Section is caused by the negligence or wilful misconduct of the Landlord or another person for whose negligence or wilful misconduct the Landlord is responsible in law, the Tenant will indemnify and save the Landlord harmless from and against any and all claims, actions, damages, liability and expenses in connection with loss of life, personal injury or damage to property arising from any occurrence on the Demised Premises or the occupancy or use of the Demised Premises or occasioned wholly or in part by an act or omission of the Tenant, its officers, employees, agents, customers, contractors, or other invitees, licensees or concessionaires or by anyone permitted by the Tenant to be on the Demised Premises. If the Landlord shall be made a party to any litigation commenced by or against the Tenant, the Tenant shall hold the Landlord harmless and shall pay all costs, expenses and legal fees incurred or paid by the Landlord in connection with such litigation unless the Landlord is made a party to any such litigation as a result of any alleged wrongful act, default hereunder, or negligence or wilful misconduct on its part. The indemnification given by the Tenant in this Section 5.20 shall survive any termination of this Lease notwithstanding anything to the contrary in this Lease.

Section 5.21 - Deliveries and Loading

During the Term the Tenant covenants to ensure that all deliveries to the Demised Premises and loading and unloading to be done with respect to the Demised Premises shall be done in and from those areas of the Lands designated from time to time as loading areas by the Landlord, and during such times as may be set by the Landlord from time to time.

Section 5.22 - Hazardous Substances

1.               The Tenant will not bring upon, locate, create or store on the Demised Premises or the Building or any part thereof any Hazardous Substances, nor will the Tenant permit any of its agents, employees, suppliers, customers, invitees, sub-tenants, licensees or any other person having business with or under the control of the Tenant to bring upon, locate, create or store on the Demised Premises any Hazardous Substances.

2.               Without limiting and notwithstanding any other provision of this Lease, the Tenant will strictly comply with all laws and regulations from time to time in force relating to Hazardous Substances and will immediately give written notice to the Landlord of the occurrence of any event on or about the Demised Premises constituting an offence thereunder or being in breach thereof of which it is aware and, if the Tenant, either alone or jointly with others, causes the happening of such event or brings any Hazardous Substance upon the Building or any part thereof, the Tenant will, at its own expense:

(a)          immediately give the Landlord written notice to that effect and thereafter give the Landlord from time to time written notice of the extent and nature of the Tenant’s compliance with the following provisions of this Section 5.22 (2);

(b)         promptly remove the Hazardous Substances from the Building in a manner which conforms with all laws and regulations governing movement of the same; and

(c)          if requested by the Landlord, obtain from an independent consultant designated or approved by the Landlord a report, verifying the complete and proper removal thereof, if such is not the case, reporting as to the extent and nature of any failure of the Tenant to comply with this Section 5.22 (2).

The Tenant will, at its own expense, remedy any damage to the Building caused by such event or by the performance of the Tenant’s obligations under this Section 5.22 (2) as a result of such occurrence.

If any governmental authority having jurisdiction requires the cleanup of any Hazardous Substance held, released, spilled, abandoned or placed upon the Building by the Tenant or released into the environment by the Tenant or as a result of the Tenant’s use or occupancy of the Demised Premises, then the Tenant will, at its own expense, prepare or cause to be prepared all necessary studies, plans and proposals and submit the same for approval, provide all bonds and other security required by governmental authorities having jurisdiction and forthwith carry out the work required and will keep the Landlord fully and regularly informed and provide to the Landlord full information with respect to proposed plans and comply with the Landlord’s requirements with respect to such plans, provided that if the Landlord determines, in its sole discretion, that the Landlord, its property or its reputation is placed in any jeopardy by the requirement for any such work, the Landlord may cause such Hazardous Substances to be removed and may repair and restore the Demised Premises and may cause its employees or agents to enter on the Demised Premises for such purpose. Should the Landlord undertake such removal, repair or restoration, the Tenant shall forthwith pay to the Landlord the total cost of such removal, repair or restoration plus a fee equal to 18% of such cost, and the total of such fee and cost shall, until paid to the Landlord, bear interest at the rate stipulated herein for amounts in arrears and shall be recoverable as Additional Rent reserved hereunder.

3.               The Tenant hereby authorizes the Landlord to make enquiries from time to time of any government or governmental agency with respect to the Tenant’s compliance with any and all laws and regulations pertaining to the Tenant, the Tenant’s business and the Demised Premises including, without limitation, laws and regulations pertaining to Hazardous Substances and the protection of the environment, and the Tenant will provide to the Landlord, from time to time, such written authorization as the Landlord may reasonably require in order to facilitate the obtaining of such information.

4.               The Tenant will comply with all laws and regulations from time to time in force regulating the manufacture, use, storage, transportation or disposal of Hazardous Substances and will make, obtain, and deliver all reports and studies required by all governmental authorities having jurisdiction.

5.               The Landlord may at any time, and from time to time, upon reasonable notice, inspect the Tenant’s goods upon the Demised Premises and the Tenant’s records relating thereto for the purpose of identifying the nature of the goods and the existence or absence of any Hazardous Substances and the Tenant will assist the Landlord in doing so.

6.               If the Tenant or any of its authorized agents, suppliers, customers, invitees, sub-tenants, licensees or any other person having business with or under the control of the Tenant brings or creates upon the Demised Premises prior to the expiration of the Term any Hazardous Substance, then notwithstanding any rule of law to the contrary, such Hazardous Substance will be and remain the sole and exclusive property of the Tenant, and will not become the property of the Landlord, notwithstanding the degree of affixation of the Hazardous Substance or the goods containing the Hazardous Substance to the Demised Premises and notwithstanding the expiry or earlier termination of this Lease.

7.               The obligations of the Tenant relating to Hazardous Substances will survive the expiry or earlier termination of this Lease, save only that, to the extent that the performance of those obligations requires access to or entry upon the Building or any part thereof by the Tenant following the expiry or earlier termination of this Lease, the Tenant will have such entry and access only at such times and upon such terms and conditions as the Landlord may from time to time specify, acting reasonably, and the Landlord may, at the Tenant’s cost and expense, undertake the performance of any necessary work in order to complete such obligations of the Tenant, provided that notwithstanding that the Landlord may have commenced such work, it will have no obligation to the Tenant to complete such work.

8.               The Tenant hereby indemnifies and holds the Landlord and the Landlord’s shareholders, directors officers, employees, agents, successors and assigns harmless from and against all loss, cost, damage, claim, action, cost recovery claim, order, fine, penalty and expense (including, without limitation, legal fees on a solicitor and own client basis and costs incurred in the investigation, defence and settlement of claims and all costs of remediation of the Demised Premises or the Building or the Lands or any adjacent or other property, or each of them) that the Landlord may incur as a result of or in connection with or arising from the breach of this Section by the Tenant or in respect of non-compliance by the Tenant with any federal, provincial or municipal laws, by-laws, rules, regulations, orders or this Lease relating to Hazardous Substances.

ARTICLE VI - LANDLORD’S COVENANTS

Section 6.01 - Quiet Enjoyment

The Landlord covenants with the Tenant that the Tenant, upon paying the rent hereby reserved and performing and observing the covenants, conditions, restrictions and provisos herein contained on its part to be performed and observed, shall peaceably enjoy and possess the Demised Premises for the Term without any interruption from the Landlord or from any other person or persons lawfully claiming by, from or under it, save and except as expressly provided in this Lease; provided, and it is hereby agreed that in no event will the conduct of repairs, alterations, additions or renovations by the Landlord to the exterior or interior of the Demised Premises or the Building (in accordance with this Lease) constitute a breach by the Landlord of this covenant.

Section 6.02 - Taxes

The Landlord covenants with the Tenant to pay, subject to the provisions of this Lease, all Tax that may be charged, levied, rated or assessed against the Demised Premises and the Lands and Building. If, in the sole opinion and discretion of the Landlord, any Tax is not fair and equitable, the Landlord may take all steps necessary to contest or appeal the validity thereof, but the Tenant shall not postpone or omit payment of the Tenant’s Share of Tax for the Year whether because of any such appeal or on-going contest or otherwise, provided that the Landlord shall notify and account to the Tenant for any portion to which the Tenant may be entitled of any savings, refund or reduction which may be forthcoming as a result of such appeal or contest.

Section 6.03 - Repair

The Landlord covenants with the Tenant to make Structural Repairs and repairs necessitated by damage from hazards covered by insurance which the Landlord has maintained or is obligated to maintain unless such repairs are necessitated by the acts or omissions of the Tenant, its agents, employees, invitees or licensees.

Section 6.04 - Heating and Air-Conditioning

The Landlord covenants with the Tenant to provide heating and air-conditioning to the office area of the Demised Premises to an extent sufficient to maintain therein a reasonable temperature at all times during normal business hours, except during the making of repairs. In no event shall the Landlord have, at any time, any obligation or liability in connection with the cessation, unavailability, interruption or suspension of any such service provided, except that repairs and maintenance work shall be carried out with reasonable dispatch so as to have the least adverse effect on the business operations of the Tenant.

Section 6.05 - Access

The Landlord covenants with the Tenant to permit the Tenant and the employees of the Tenant and all persons lawfully requiring communication with them to have the uses (subject to whatever restrictions the Landlord, acting reasonably, deems necessary for security, repair or other reasons), at reasonable times in common with others, of the Common Areas of the Building including main entrances, stairways and corridors (if any) leading to the Demised Premises. The Tenant shall have access to the Demised Premises at all times, subject to whatever restrictions the Landlord, acting reasonably, deems necessary for security, repair or other reasons.

Section 6.06 - Caretaking of Public Areas

The Landlord covenants with the Tenant to maintain and keep clean all public areas in the Building, as well as the Demised Premises.

ARTICLE VII - INSURANCE

Section 7.01 - Increase in Landlord’s Insurance Rates or Cancellation of Policy

Except for the uses specified in Section 5.04 hereof, the Tenant covenants with the Landlord not to do or omit or permit to be done or omitted upon the Demised Premises anything which shall cause the rate of the Landlord’s insurance upon the Building to be increased or any insurance policy on the Building to be cancelled and if the Tenant shall be in breach of these provisions, the Tenant shall not only be responsible for all consequence flowing therefrom and shall indemnify the Landlord in respect thereof, but also:

1.               if the rate of insurance on the Building be increased by reason of the use made of the Demised

Premises by the Tenant or by reason of anything done or omitted or permitted to be done or omitted by the Tenant or anyone permitted by the Tenant to be upon the Demised Premises (excluding any use, act or omission resulting from the original set-up of the Demised Premises as of the Commencement Date in compliance with the uses permitted by Section 5.04, but including any rate increase resulting from a change of such original set-up), the Tenant will pay to the Landlord on demand the amount of such increase; and

2.               if any insurance policy upon the Building shall be cancelled by the insurer by reason of the use or occupation of the Demised Premises or any part thereof by the Tenant or by any assignee or subtenant of the Tenant or by anyone permitted by the Tenant to be upon the Demised Premises (excluding any use resulting from the original set-up of the Demised Premises as of the Commencement Date in compliance with the uses permitted by Section 5.04, but including any use resulting from a change of such original set-up), the Landlord may, at its option, determine the Term forthwith by leaving upon the Demised Premises with the person apparently in charge thereof notice in writing of its intention so to do and thereupon rent and any other payments for which the Tenant is liable under this Lease shall be apportioned and paid in full to the date of such determination and the Tenant shall immediately deliver up possession of the Demised Premises to the Landlord and the Landlord may re-enter and take possession of the same.

Section 7.02 - Notice of Threatened Cancellation of Policy

It is understood and agreed that if there shall be a threatened cancellation of insurance as a result of the Tenant’s use of the Demised Premises or by reason of anything done or omitted or permitted to be done or omitted by the Tenant or anyone permitted by the Tenant to be upon the Demised Premises, the Landlord, acting reasonably, shall give to the Tenant such period of notice as may be possible in the circumstances to correct the condition or conditions, as a result of which the threatened cancellation has arisen and so long as the insurer or insurers shall permit the correction of such condition or conditions without cancellation of the insurance, and if the Tenant proceeds expeditiously to correct the said condition or conditions, the Landlord shall not invoke its rights under Section 7.01 (2).

Section 7.03 - Landlord’s Insurance - Mandatory

The Landlord shall take out and maintain on a replacement cost basis fire and extended perils insurance on the Building and shall take out and maintain Tenant’s rental insurance and its own general liability insurance, including general liability insurance in respect of the Common Areas in an amount not less than $1,000,000.00 in respect of any injury to or death of one or more persons and loss or damage to the property of others.

Section 7.04 - Landlord’s Insurance - Optional

The Landlord reserves the right to take out and maintain any insurance which the Landlord, as a prudent and reasonable property owner, may deem advisable, including without limitation, all risks insurance on a replacement cost basis, earthquake, plate glass insurance and loss of use and occupancy under its boiler coverage.

Section 7.05 - Tenant’s Insurance

Throughout the Term, the Tenant shall take out and maintain at its own expense, in such form and with such companies as the Landlord may reasonably require:

1.               comprehensive general liability insurance of $3,000,000.00 (or such greater amount as the Landlord reasonably deems advisable) inclusive coverage in respect of injury or death of any person or persons or property damage or loss due to or arising out of the Tenant’s business or the use or occupation of the Demised Premises; and

2.               all risk insurance on the Tenant’s Improvements, merchandise and stock in trade (if any) in the Demised Premises, furniture, fixtures and improvements, and plate glass insurance, in an amount not less than the full replacement value thereof in the event of fire or other perils covered under Canadian Underwriters’ Association Standard Extended Coverage Endorsement.

The aforesaid insurance shall name the Landlord and any persons, firms or corporations designated by the Landlord as additional insureds as their interests may appear, shall contain a “cross liability” or “severability of interests” clause so that the Landlord and the Tenant may be insured in the same manner and to the same extent as if individual policies had been issued to each, shall exclude the exercise of any claim by the Tenant’s insurer against the Landlord by subrogation and shall provide that such insurance may not be terminated, cancelled or materially altered unless at least thirty (30) days’ written notice of such termination, cancellation or material alteration is given by the insurers to the Landlord. The Tenant shall, from time to time upon request by the Landlord, deliver to the Landlord certificates of such insurance, or the original or certified copy of such insurance policies.

Notwithstanding the foregoing provisions of this Section 7.05, the Landlord acknowledges that the Tenant carries a blanket insurance policy for all of its leased locations and that said blanket policy satisfactorily addresses all of the provisions of this Section 7.05. Said blanket policy is all the insurance that the Tenant need maintain.

ARTICLE VIII - DAMAGE AND DESTRUCTION

Section 8.01 - Injury to Premises and Building

If during the Term the Demised Premises or the Building shall be damaged or destroyed by fire, lightning, tempest, explosion, acts of God or the Queen’s enemies, structural defects or weakness, impact of aircraft, riots or insurrection or other casualty, then the following provisions shall have effect:

1.               if the Demised Premises or other parts of the Building shall be so badly injured as to render the Premises unfit for the Tenant’s use and occupancy and shall be incapable, with reasonable diligence, of being repaired within one hundred and eighty (180) days from the happening of such injury, then either party may declare the Term to be forthwith terminated and the Tenant shall surrender the Demised Premises to the Landlord as soon as is practicable, and shall pay rent only to the time of such injury and the Landlord may re-enter and repossess the Demised Premises discharged from this Lease and may remove all persons therefrom;

2.               if the Demised Premises or other parts of the Building shall be capable, with reasonable diligence, of being repaired and rendered fit for the Tenant’s use and occupancy within one hundred and eighty (180) days from the happening of such injury as aforesaid and:

(a)          if the damage is such as to render the Demised Premises wholly unfit for occupancy during the process of such repairs, then the rent hereby reserved shall not run or accrue after such injury or while the process of repair is going on and the rent shall recommence immediately after such repairs have been completed; or

(b)         if the damage is so slight that the Demised Premises are partially fit for occupancy and use for the purposes of the Tenant’s business, then until such damage has been repaired the rent hereby reserved shall abate only in proportion to the extent that possession and enjoyment are interfered with and until such possession and enjoyment are fully restored; and

3.               the certificate of the architect of the Landlord as to the extent to which the Demised Premises are fit for occupancy, as to whether any such injury can or cannot be repaired within a period of one hundred and eighty (180) days from the happening of any such injury or as to the completion of repairs, shall be final and binding upon the parties hereto as to the facts so certified.

Section 8.02 - Damage to Property

Notwithstanding anything else contained in this Lease, the Landlord shall not be liable or responsible in any way for any bodily injury to or death of, or loss of or damage or injury to any property belonging to the Tenant or to employees of the Tenant or to any other person while such person or property is in or upon the Demised Premises or in the Building or on the Lands, or any interruption of any business carried on in the Demised Premises, unless such loss, damage or injury shall have been caused by the negligence or wilful misconduct of the Landlord or of its employees, servants or agents or others for whom it is in law responsible; but, notwithstanding the foregoing, in no event shall the Landlord be liable for any damage to any such property caused by steam, water, rain or snow which may leak into, issue or flow from any part of the Building or from the water, steam or drainage pipes or plumbing works of the Building or from any other place or quarter or for any damage caused by or attributable to the condition or arrangement of any electric or other wiring or for any damage caused by anything done or omitted to be done by any other tenant.

Section 8.03 - Parking Area

The Landlord shall not be liable or responsible in any way for any injury, damage or loss of any kind sustained by the Tenant or by employees, customers or invitees of the Tenant or by any other person while in, on or about the Parking Area or for any damage or loss to any automobiles or vehicles (including accessories thereto and contents thereof), unless caused by the negligence or wilful act of the Landlord or its employees, servants or agents or others for whom it is in law responsible.

ARTICLE IX - TENANT’S DEFAULT AND LANDLORD’S REMEDIES

Section 9.01 - Default of Tenant

If and whenever (i) the rent hereby reserved shall not be paid when due, and which default has not been remedied within five (5) days after notice thereof has been given by the Landlord to the Tenant; or (ii) in the case of the breach, non-observance or non-performance of any of the covenants or agreements or Rules and Regulations herein contained or referred to on the part of the Tenant to be observed and performed other than the covenant to pay rent or any other payment required hereunder, which is not remedied within ten (10) days after notice has been given by the Landlord specifying the default, or if the nature of such default is such that it cannot with due diligence be remedied within such period and provided the Tenant proceeds with due diligence to remedy such default, then within such longer period as shall be reasonably required to remedy such default with diligence; or (iii) in case the Term shall be taken in execution or attachment for any cause whatever; then and in each case it shall be lawful for the Landlord at any time thereafter to re-enter into and upon the Demised Premises or any part thereof in the name of the whole and take possession thereof and enjoy as of its former estate to the exclusion of the Tenant, and it may expel all persons and remove all property from the Demised Premises without resort to legal process and without compensation to the Tenant.

Section 9.02 - Interest on Overdue Payments

The Tenant shall pay to the Landlord interest at that rate per annum which is six percent (6%) in excess of the prime rate charged from time to time by the main branch at Vancouver, British Columbia of the Royal Bank of Canada on loans in Canadian funds to its best risk commercial borrowers compounded monthly on all overdue payments required to be made by the Tenant under any one of the provisions of this Lease. In the event of any dispute between the Tenant and the Landlord as to the prime rate charged as aforesaid by the main branch at Vancouver, British Columbia, of the Royal Bank of Canada a letter or other notice in writing from the Manager of the main branch at Vancouver, British Columbia, of the Royal Bank of Canada as to the prime rate shall be final and binding on the Tenant and the Landlord.

Section 9.03 - Bankruptcy, etc.

If the Demised Premises shall be used by any person other than the Tenant or any assignee or subtenant consented to by the Landlord as provided for herein or for any purpose other than that as herein provided, without the written consent of the Landlord, or the Term or any of the goods and chattels of the Tenant shall be at any time seized in execution or attachment by any creditor of the Tenant in pursuance of a judgment or the Tenant shall make any assignment for the benefit of creditors or any bulk sale (other than a bulk sale in respect of an assignment of this Lease to which the Landlord has consented) or become bankrupt or insolvent or take the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors or if the Tenant is a company or corporation any order shall be made for the dissolution, liquidation or winding-up of the Tenant, then in any such case this Lease shall, at the option of the Landlord but subject to any agreement that may then be in effect with a mortgagee of this Lease in respect of a mortgage consented to by the Landlord, cease and determine and the Term shall immediately become forfeited and void and the then current month’s Basic Rent and Additional Rent and the next ensuing three (3) months’ Basic Rent and Additional Rent shall immediately become due and payable and the Landlord may re-enter and take possession of the Demised Premises as though the Tenant or other occupant or occupants of the Demised Premises was or were holding over after the expiration of the Term without any right whatever, but if permitted by law the Tenant shall continue to be liable to the Landlord for the rent hereby reserved for the balance of the Term.

Section 9.04 - Distress

The Tenant waives and renounces the benefit of any present or future statute taking away or limiting the Landlord’s right of distress and covenants and agrees that notwithstanding any such statute none of the goods and chattels of the Tenant or of any other person in or upon the Demised Premises at any time during the Term shall be exempt from levy by distress for rent in arrears.

Section 9.05 - Right of Entry as Agent of Tenant

The Tenant covenants and agrees that upon the Landlord becoming entitled to re-enter upon the Demised Premises under any of the provisions of this Lease, the Landlord, in addition to all other rights, shall have the right to enter the Demised Premises as agent of the Tenant, either by force or otherwise, without being liable for any prosecution therefor and to re-let the Demised Premises and to receive the rent therefor and, as agent of the Tenant, to take possession of any furniture or other property on the Demised Premises and to sell the same at a public or private sale with or without notice and to apply any net proceeds of such sale and any net rent derived from re-letting the Demised Premises (after all expenses) upon account of the rent hereby reserved, and the Tenant shall be liable to the Landlord for the deficiency, if any.

Section 9.06 - Rights of Termination

The Tenant covenants and agrees that upon the Landlord becoming entitled to re-enter upon the Demised Premises under any of the provisions of this Lease, the Landlord, in addition to all other rights, shall have the right to terminate forthwith this Lease and the Term by giving written notice of such termination to the Tenant at the address set out herein, and thereupon rent and any other payments for which the Tenant is liable under this Lease shall be computed, apportioned and paid in full to the date of such termination of this Lease, and the Tenant shall immediately deliver up possession of the Demised Premises to the Landlord, and the Landlord may re-enter and take possession of the same.

Section 9.07 - Landlord May Repair

If the Tenant fails to repair or maintain the Demised Premises in accordance with the provisions hereof, and provided that the Landlord has first given adequate notice to the Tenant to so repair or maintain, the Landlord, its agents, contractors or employees may (but shall not be obliged so to do) at any reasonable time enter the Demised Premises to remedy such failure or default and recover from the Tenant as Additional Rent the cost thereof (including the cost of repairs or cleaning required to be done after the Tenant vacates the Demised Premises at the end or sooner termination of the Term) plus an eighteen per cent (18%) supervision charge on the total amount of such costs. In making such repairs or doing such maintenance or cleaning, the Landlord may bring and leave upon the Demised Premises all necessary materials, tools and equipment and the Landlord shall not be liable to the Tenant for any inconvenience, annoyance, loss of business or any injury suffered by the Tenant by reason of the Landlord effecting such repairs, maintenance or cleaning. The Landlord shall, prior to exercising its rights to enter the Demised Premises as aforesaid, give to the Tenant such period of notice as may be reasonable in the circumstances.

Section 9.08 - Landlord’s Performance of Tenant’s Obligations

Notwithstanding any other provisions herein contained, the Landlord may, but need not, remedy any default of the Tenant. Any costs incurred by the Landlord in performing any act which the Tenant has failed to perform or in remedying any situation which has arisen through the neglect or default of the Tenant shall be collectible from the Tenant as Additional Rent.

Section 9.09 - Legal Costs

Any legal costs arising from a breach of any covenant by either party hereto shall be recoverable by the other on a solicitor and client basis.

Section 9.10 - Landlord’s Remedies are Cumulative

The remedies of the Landlord hereunder are cumulative and the Landlord may enforce any of its remedies in priority to, or concurrently with, or subsequent to, any other remedy which it has under this Lease or any right of action at law or in equity which may now exist, or later arise.

ARTICLE X - RENEWAL OPTIONS

Section 10.01 - Renewal

If the Tenant duly and punctually observes and performs the covenants, agreements, conditions and provisos in this Lease on the part of the Tenant to be observed and performed throughout the Term, the Landlord shall, at the expiration of the Term, at the cost of the Tenant and at its written request, delivered to the Landlord in the manner provided in this Lease, not earlier than twelve (12) months and not less than six (6) months prior to the expiration of the Term, grant to the Tenant at the Tenant’s expense a renewal lease of the Demised Premises for a further term of five (5) years (the “Renewal Term”) from the expiration of the Term, upon all of the covenants, agreements, conditions and provisos contained in this Lease, except this covenant for renewal and any provisions for Landlord’s work, Tenant’s work, fixturing period, free rent, bonuses, leasehold improvements or incentive or inducement and except the Basic Rent to be paid during the Renewal Term.

The Basic Rent for the Renewal Term shall be the then fair market rent for the Demised Premises, being the rent which would be paid for the Demised Premises in their then current condition (including all leasehold improvements thereto) or in whatever condition the Landlord is entitled to require the Tenant to leave the Demised Premises at the expiration of the Term, whichever condition would result in higher rent, as being between persons dealing in good faith and at arm’s length and without regard to any restrictive covenants as to use. If the Landlord and the Tenant have not mutually agreed on the amount of Basic Rent three (3) months prior to the commencement of the Renewal Term, the Basic Rent shall be decided by binding arbitration before a single arbitrator under the Commercial Arbitration Act, R.S.B.C. 1996, c. 55 as amended and replaced from time to time, or such similar statute then in force in British Columbia, provided that the annual Basic Rent payable during the Renewal Term shall not be less than the annual Basic Rent payable during the last year of the Term. Until the Basic Rent has been determined as provided herein, the Tenant shall pay the same monthly rent as the last month of the Term and, upon the determination of the Basic Rent, the Landlord and the Tenant shall make the appropriate adjustments without interest.

The Landlord and the Tenant acknowledge and agree that by this section 10.01, the Tenant is given the option of renewing the Term only for one (1) renewal term of five (5) years and at the expiration of the Renewal Term there shall be no further right of renewal.

The exercise of this right of renewal is solely within the control of the Tenant and nothing contained in this Lease obligates or requires the Landlord to remind the Tenant to exercise this right of renewal. The Landlord’s acceptance of any future rent for the Renewal Term shall in no way be deemed a waiver of the Tenant’s requirement to give notice within the time limits set out in this paragraph 10.01 for renewing the Term.

ARTICLE XI - EXPROPRIATION

Section 11.01 - Total Expropriation of the Demised Premises

If the whole of the Demised Premises is expropriated, then the Term shall terminate as of the date of title vesting in the expropriating authority and rent shall be adjusted to the date of termination.

Section 11.02 - Partial Expropriation

If only part of the Demised Premises is expropriated, and such expropriation renders the Demised Premises unusable for the business of the Tenant, then the Term shall terminate as of the date of title vesting in the expropriating authority. If such expropriation is not extensive enough to render the Demised Premises unusable for the business of the Tenant, then the Landlord shall promptly restore the unexpropriated part of the Demised Premises to a condition comparable to its condition immediately prior to such expropriation to the extent of any expropriation proceeds recovered by the Landlord and this Lease shall continue in full force and effect except after the date of such title vesting the Basic Rent payable pursuant to paragraph 2.04 and Additional Rent shall be proportionally reduced in accordance with the actual square footage of the Demised Premises. If any Parking Areas are expropriated, the Landlord may but shall not be obliged to supply the Tenant with other parking areas.

Section 11.03 - Landlord Award

If the Premises are expropriated in whole or in part, then, subject to paragraph 11.04, the Landlord shall be entitled to the entire award paid for such expropriation, and the Tenant waives any right or claim to any part thereof.

Section 11.04 - Tenant’s Award

The Tenant shall have the right to claim from the expropriating authority but not from the Landlord, such compensation as may be separately recoverable by the Tenant in the Tenant’s own right on account of any and all costs of loss (including loss of business) which the Tenant might incur including removing the Tenant’s merchandise, furniture, fixtures, leasehold improvements and equipment to a new location.

Section 11.05 - Temporary Expropriation

If the whole or any part of the Demised Premises is expropriated for any temporary use or purpose, this Lease shall remain in effect and the Tenant shall be entitled to such portion of any award made for such use with respect to the period of such expropriation which is within the Term. If a temporary expropriation remains in force at the expiration or earlier termination of this Lease, the Tenant shall pay to the Landlord a sum equal to the reasonable cost of performing any obligations required of the Tenant by this Lease with respect to the surrender of the Demised Premises, or, in the case of a partial expropriation, the expropriated part of the Demised Premises including, without limitation, repairs and maintenance required, and upon such payment the Tenant shall be excused from any such obligations. If a temporary expropriation of the whole of the Demised Premises is for a period which extends beyond the Term, the Lease shall terminate as of the date of occupancy by the expropriating authority, and the parties’ respective entitlement to compensation shall be as provided in paragraphs 11.03 and 11.04 and the rent payable hereunder shall be adjusted to the date of occupancy.

Section 11.06 - Notice

The parties shall, immediately upon service of process in connection with any expropriation or potential expropriation, give the other notice in writing thereof. Each party shall immediately execute and deliver to the other all instruments that may be required to effectuate the provisions of this Article XI.

ARTICLE XII - MISCELLANEOUS

Section 12.01 - Force Majeure

It is understood and agreed that whenever and to the extent that the Landlord or the Tenant shall be unable to fulfil or shall be delayed or restricted in the fulfilment of any obligation hereunder in respect of the supply or provision of any service or utility or the doing of any work or the making of any repairs by reason of being unable to obtain the material, goods, equipment, service or labour required to enable it to fulfil such obligation or by reason of any statute, law or order-in-council or any regulation or order passed or made pursuant thereto or by reason of the order or direction of any administrator, controller, board, governmental department or officer or other authority, or by reason of not being able to obtain any governmental or regulatory permission or authority required thereby, or by reason of any other cause beyond its control and which, by the exercise of due diligence, such party could not have prevented. Lack of funds, for whatever reason, on the part of such party shall be deemed not to be a force majeure. Whether of the foregoing character or otherwise, the Landlord or the Tenant, as the case may be, shall be relieved from the fulfilment of such obligation for the period of the delay or the period during which fulfilment is restricted (but only to the extent of such restriction), and the other party shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned. Provided, however, nothing contained in this section shall extend or otherwise change the Term.

Section 12.02 - Non-Waiver

Any condoning, waiving, excusing or overlooking by either party of any default, breach or non-observance by the other at any time or times of or in respect of any covenant, proviso or condition herein contained shall not operate as a waiver of that party’s rights hereunder in respect of any subsequent default, breach or non-observance nor so as to defeat or affect in any way the rights of that party in respect of any such default or breach, and no waiver shall be inferred from or implied by anything done or omitted by that party save only express waiver in writing. All rights and remedies of the parties in this Lease contained shall be cumulative and not alternative. The subsequent acceptance of rent hereunder by the Landlord shall not be deemed a waiver of any preceding breach of any obligation hereunder by the Tenant other than the failure to pay the particular rent so accepted, and the acceptance by the Landlord of any rent from any person other than the Tenant shall not be construed as a recognition of any rights not herein expressly granted, or as a waiver of any of the Landlord’s rights, or as an admission that such person is, or as a consent that such person shall be deemed to be, a subtenant or assignee of this Lease. Nevertheless the Landlord may accept rent from any person occupying the Demised Premises at any time without in any way waiving any right under this Lease.

Section 12.03 - Notice

Any notice, request or document to be given or delivered pursuant to this Lease shall be in writing and shall be addressed to the proper party as follows:

To the Landlord:

Rosebud Properties No. 3 Ltd.,

#508 - 1001 West Broadway,

Vancouver, B.C. V6H 4B1

To the Tenant:

Oncogenex Technologies Inc.,

#400 – 1001 West Broadway,

Vancouver, B.C. V6H 4B1

or such other address as either party hereto may direct by five (5) days’ notice to the other. Any notice or other document to be given or delivered pursuant to this Lease will be sufficiently given or delivered, if delivered, to the Landlord or the Tenant, as the case may be, at its address set out in this paragraph, or if mailed, prepaid and addressed to the Landlord or the Tenant, as the case may be, at its address set out in this paragraph. Any notice or other document, if delivered, will be deemed to have been given or delivered on the date such notice or documents is delivered to such address, or if mailed, will be deemed to have been given or delivered on the third (3rd) business day following the day of mailing the same as aforesaid; but any notice or other document given or delivered during an actual or threatened strike, lock-out or other labour dispute at the post office or interruption of mail service will be delivered and not mailed.

Section 12.04 - Certification

The Tenant agrees that it will at any time and from time to time upon not less than ten (10) days’ prior notice execute and deliver to the Landlord or to whomsoever the Landlord directs a statement in writing certifying that the Tenant is in possession of the Demised Premises and commenced to pay rent on a specified date; this Lease is unmodified and in full force and effect or, if modified, stating the modifications and that the same is in full force and effect as so modified if such be the case; the amount of the annual rental then being paid hereunder and of any prepaid rent or security deposit held by the Landlord; the dates to which the rentals, by instalments or otherwise, and other charges hereunder have been paid; whether or not there is any existing default on the part of the Landlord of which the Tenant has notice; and any additional information or acknowledgement reasonably requested by the Landlord.

Section 12.05 - Subordination

This Lease is subject and subordinate to all mortgages and charges (including any deed of trust and mortgage securing bonds and all indentures supplemental thereto), options to purchase and rights of first refusal which may now or hereafter affect either the Lands or the Building (and whether or not such mortgages or charges affect only the Demised Premises or the Building or affect other premises as well) and to all renewals, modifications, consolidations, replacements and extensions thereof. The Tenant agrees to execute promptly any certificate in confirmation of such subordination as the Landlord may request, and if requested to attorn to such mortgagee or chargeholder (or purchaser or assignee).

Section 12.06 - Stratification

The parties hereto agree that the Landlord shall, at any time during the Term, be at liberty to subdivide the Lands and Building by way of a strata plan prepared and deposited in accordance with the requirements of the Strata Property Act of British Columbia, S.B.C. 1998, Ch. 43 and amendments thereto or such successor legislation as from time to time shall be in effect. In the event the Landlord proposes to subdivide the Lands and Buildings by way of a strata plan as aforesaid, the Tenant covenants and agrees to execute such strata plans or consents as may be required to be executed by the Tenant in order to facilitate the subdivision of the Lands and Building by way of a strata plan and in the event this Lease is registered in the appropriate Land Title Office in the Province of British Columbia, the Tenant further covenants and agrees to execute such partial discharges as may be required to discharge this Lease from those strata lots not forming part of the Demised Premises.

Section 12.07 - Sale by Landlord

Should at any time during the Term the Landlord convey, assign or otherwise divest itself of its interest in the Lands and Building, and should the Purchaser, transferee, assignee or other recipient of such interest agree with the Landlord to assume the obligations of the Landlord hereunder, the Landlord will be relieved of all obligations under this Lease from and after the effective date of such conveyance, assignment or transfer save and except for the obligations to account to the Tenant for any monies due and payable to the Tenant by the Landlord pursuant to this Lease.

Section 12.08 - Entire Agreement and Changes and Additions to Building

The Tenant acknowledges that there have been no representations made by the Landlord which are not set out in this Lease, that this Lease constitutes the entire agreement between the Landlord and the Tenant with respect to the Tenant’s use and occupation of the Demised Premises, and may not be modified except as herein explicitly provided or except by subsequent agreement in writing duly signed by the Landlord and the Tenant; and that, notwithstanding anything contained in this Lease, but provided that the Tenant always has access to the Demised Premises and the use of the parking referred to in Section 2.06, the Landlord shall have the right to make such changes or alterations as it may, from time to time, in its sole discretion decide in respect of the Parking Area and Common Areas or any part thereof including, but without limiting the generality of the foregoing, the right to acquire other real property or dispose of (by dedication or otherwise) portions of the Lands, the right to extend in depth any of the buildings erected or to be erected upon the Lands, the right to change the size or shape or location of the Parking Area, the right to alter ingress and egress to and from the Lands, the right to change loading and unloading facilities and service entrances, the right to erect a further building or buildings on the Lands, the right to sell or lease part or parts thereof, and the Landlord reserves the right to add one or more storeys and construct additions to the Building or any part thereof at any future time or times, and shall not in any event be liable to the Tenant for any minor interference or inconvenience arising from any of the foregoing. When and so often as the Landlord shall so acquire or dispose of the Lands then, at the Landlord’s option, the reference herein to Lands shall mean and refer to the Lands after such acquisition or disposition. In no event shall the capacity of the Parking Area be reduced below that required from time to time by governmental authorities.

When necessary by reason of accident or other cause, or in order to make any repairs or alterations or improvements to the Demised Premises or to other portions of the Building or Lands, including those contemplated in this section, the Landlord may cause such reasonable and temporary obstruction of the Parking Area and Common Areas, outside of business hours wherever reasonably possible, as may be necessary, and may interrupt outside of business hours wherever reasonably possible the supply to the Demised Premises of heat, electricity, water and other services when necessary and until such repairs, alterations or improvements have been completed. There shall be no abatement in rent because of any such obstruction, interruption or suspension, provided that such repairs, alterations or improvements are made as expeditiously as is reasonably possible.

Section 12.09 - Overholding

If, with the consent of the Landlord, but without any further written agreement, the Tenant shall continue to occupy the Demised Premises and pay rent after the expiration of the Term, the Tenant shall be a monthly Tenant at a monthly rent equal to one hundred and twenty-five per cent (125%) of the monthly instalment of Basic Rent payable on the last monthly payment date during the Term and on the terms and conditions herein set out, in so far as the same are applicable to a monthly tenancy, except as to length of tenancy. Said monthly tenancy may be terminated by either party on at least 30 days’ prior written notice to the other.

Section 12.10 - Time of Essence

Time is of the essence of this Lease, and of all covenants, agreements, provisos and conditions contained in this Lease.

Section 12.11 - Successors and Assigns

This Indenture and everything herein contained shall extend to and bind and may be taken advantage of by the respective heirs, executors, administrators, successors and permitted assigns and other legal representatives, as the case may be, of each and every of the parties hereto subject to the granting of any required consent by the Landlord to an assignment or sublease.

Section 12.12 - Non-registration of Lease

The Landlord and Tenant agree that his Lease shall not be registered in the appropriate Land Title Office. In the event the parties agree at some time to register this Lease, then the Tenant covenants and agrees with the Landlord that the Landlord shall only be obligated to execute and deliver this Lease in form registrable under the Land Title Act or any other statute governing registration at the expense of the Tenant and, further, the Landlord shall not be obliged to deliver a plan in registrable form of the Building or the Demised Premises, except at the expense of the Tenant.

Section 12.13 - Tenant’s Fixtures

The Tenant’s fixtures (other than trade fixtures), together with all alterations, additions, substitutions and improvements made and installed by the Tenant upon or in the Demised Premises and which in any manner are attached to, on, or under the floors, walls or ceilings of the Demised Premises shall upon the termination of this Lease become the Landlord’s absolute property without compensation therefor to the Tenant, and shall not be removed by the Tenant either during or after the Term save as herein provided. The making of the Tenant’s repairs pursuant to this Lease or the making of permissible Tenant’s improvements and alterations in accordance with this Lease shall not constitute a removal for the purposes thereof. Upon the termination of this Lease the Landlord may at its option and at the expense of the Tenant require the Tenant to remove any such fixtures, alterations, additions, substitutions and improvements made or installed by the Tenant upon or in the Demised Premises, and if the Tenant does not, then the Landlord may, at the cost of the Tenant, and the Tenant appoints the Landlord irrevocably as its agent to sell the same and to apply the net proceeds to the costs of removal and sale and making good any damage, and the Tenant shall forthwith pay to the Landlord any shortfall. The Tenant shall in the case of every removal, either during or at the end of the Term, make good any damage caused to the Demised Premises or to the Building in the course of such removal.

Section 12.14 - Captions

The captions appearing in this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease, nor of any provision thereof.

Section 12.15 - Relationship of Landlord and Tenant

It is understood and agreed that nothing contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

IN WITNESS WHEREOF the parties hereto have executed this Indenture the day and year first above written.

The Corporate Seal of

ROSEBUD PROPERTIES NO. 3 LTD.

was hereunto affixed in the

presence of:	c/s

/s/ [illegible]
Authorized Signatory

Authorized Signatory

The Corporate Seal of ONCOGENEX

TECHNOLOGIES INC.

was hereunto affixed in the

presence of:	c/s

/s/ Sherry Tryssenaar
Authorized Signatory

Authorized Signatory

SCHEDULE “A”

PID: 009-773-673

LOT13, EXCEPT THE NORTH 8FEET NOW LANE,

BLOCK 335 DISTRICT LOT 526 PLAN 590

PID:  009-773-746

THE WEST 1/2 OF LOT 12, EXCEPT THE NORTH 8 FEET NOW LANE,

BLOCK 335 DISTRICT LOT 526 PLAN 590

PID:  009-773-614

LOT A BLOCK 335 DISTRICT LOT 526 PLAN 8153

NEW WESTMINSTER LAND DISTRICT

or such successor legal description resulting from any consolidation plans

SCHEDULE “B”

FLOOR PLAN OF THE DEMISED PREMISES

PREPARED FOR:	1001 WEST BROADWAY
Rosebud Properties Ltd.	VANCOUVER, BC V6H 4B1
Ste 508–1001 West Broadway
Vancouver, BC V6H 4B1	FOURTH FLOOR
Tel (604) 738-4777
(As Measured: November 2003)

LEASE PLAN

Survey Accuracy: +/- 0.21%	AREAS COMPUTED IN ACCORDANCE WITH BOMA (1995) STANDARDS	Prepared By LASERtech Floor Plans
		TEL:	(888) 393-6655
		FILE:	82003-058

SCHEDULE “C”

RULES AND REGULATIONS

1.                                       The sidewalks, entrances, stairways, corridors and fire escapes of the Building shall not be obstructed by the Tenant, its invitees, customers or employees or used by the Tenant, its invitees, customers or employees for any purpose other than for ingress and egress to and from the Demised Premises. The Tenant shall not place or allow to be placed in the hallways, corridors or stairways any waste paper, dust, garbage, refuse or anything else whatsoever that would obstruct them or tend to make them appear unclean or untidy. Nothing shall be thrown by the Tenant or its employees, customers or invitees out of the windows or doors or down the passages or skylights of Building.

2.                                       Heavy merchandise or other articles liable to overload, injure or destroy any part of the Building and Demised Premises shall not be taken into the Building or Demised Premises without the written consent of the Landlord, and the Landlord shall in all cases retain the right to prescribe the weight of all such articles taken into the Building and Demised Premises and the keeping of such articles on the Demised Premises. In addition, the Landlord shall retain the right to prescribe the times and routes for moving all heavy merchandise or other articles to or from the Demised Premises. Any damage to the Building from moving or using such heavy items shall be repaired at the expense of the Tenant.

3.                                       Except in the normal course of decorating the Demised Premises or making minor additions, improvements or repairs thereto, the Tenant shall not mark, paint, drill into or in any way deface the exterior walls, ceilings, partitions, floors or other parts of the Demised Premises and the Building except with the prior written consent of the Landlord.

4.                                       The Tenant shall not place any additional lock upon any exterior door of the Building without the written consent of the Landlord.

5.                                       Without assuming any liability therefor, the Tenant shall endeavour to give the Landlord prompt written notice of any accident or damage to or any defect in the plumbing, heating, air conditioning, mechanical or electrical apparatus or any other part of the Building of which it becomes aware.

6.                                       No dogs or other animals or birds shall be brought into or kept in the Demised Premises without the written consent of the Landlord, save and except for any assistance animal required by any customer, employee or invitee of the Tenant.

7.                                       The Landlord shall have the right to control and operate the Common Areas in such manner as it deems best for the benefit of the tenants generally. No tenant shall invite to the Demised Premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of the Common Areas by other tenants.

8.                                       No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens other than those furnished or approved of by the Landlord shall be attached to, or hung in, or used in connection with, any window or door of the Demised Premises, without the prior written consent of the Landlord. Such curtains, blinds, shades, screens, or other fixtures must be of a quality, type, design and colour as approved by the Landlord, and attached in the manner approved by the Landlord.

9.                                       No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any window or part of the outside or inside of the Demised Premises or the Building without the prior written consent of the Landlord. In the event of the violation of the foregoing by any tenant, the Landlord may remove same without any liability, and may charge the expense incurred by such removal to such tenant. Interior signs on doors shall be inscribed, painted, or affixed for tenants by the Landlord or by sign painters, first approved by the Landlord, at the expense of the tenants and shall be of a size, colour, and style acceptable to the Landlord.

10.                                 The windows and doors and, if any, the sashes, sash doors, and skylights that reflect or admit light and air into the halls, passageways, or other public places in the Building shall not be covered or obstructed by tenants, nor shall any bottles, parcels, files, papers or other articles be placed on the windowsills.

11.                                 No showcase or other articles shall be put in front of or affixed to any part of the exterior of the Building, including exterior patios or deck areas (if any), nor placed in the halls, corridors, or vestibules without the prior written consent of the Landlord.

12.                                 The toilets, urinals, sinks and other water apparatus shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damage resulting from misuse shall be borne by the tenants by whom or by whose agents, servants, employees, customers or invitees the same was caused. Tenants shall not let the water run unless it is in actual use, and shall not deface or damage any part of the Building, nor drive nails, spikes, hooks, or screws into the walls or woodwork of the Building.

13.                                 No boring, cutting or stringing of wires shall be permitted except with the prior written consent of the Landlord and as the Landlord may direct. Only contractors approved in writing by the Landlord may be employed by tenants for making repairs, changes or any improvements to the Demised Premises. Tenants shall not (without the Landlord’s prior consent) lay floor coverings other than unaffixed rugs, so that the same shall come into direct contact with the floor of the Demised Premises and, if wall to wall carpeting, linoleum or other similar floor coverings other than the Building standard carpet are desired to be used and such use is approved by the Landlord, and if such floor coverings are placed or to be placed over tile flooring then an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material soluble in water, the use of cement or similar adhesive material being expressly prohibited. Metal cabinets shall be set on a non-corrosive pad wherever the floors are tile.

14.                                 No space in the Building shall be used for manufacturing or for lodging, sleeping, residential purposes, or any immoral or illegal purposes. No space shall be used for the storage of merchandise or for the sale of merchandise, goods or property, other than in the ordinary course of business, and no auction sales shall be made by tenants without prior written consent of the Landlord.

15.                                 Tenants shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighbouring buildings or premises or those having business with them whether by the use of any musical instrument, radio, television, talking machine, unmusical noise, whistling, singing or in any other way. Tenants shall not throw anything out of the doors, windows or skylights, if any, or down the passageways, stairs or elevator shafts nor sweep anything into the corridors, hallways or stairs of the Building.

16.                                 No additional locks or bolts of any kind shall be placed upon any of the doors or windows by tenants, nor shall any changes whatsoever be made to existing locks or the mechanics thereof except by the Landlord, at its option. Tenants shall not permit any duplicate keys to be made, but additional keys as reasonably required shall be supplied by the Landlord when requested by the Tenant in writing and such keys shall be paid for by the Tenant, and upon termination of the Tenant’s Lease, the Tenant shall surrender to the Landlord all keys of the Demised Premises and other part or parts of the Building.

17.                                 Tenants shall not use the name of the Building or the owner in any advertising without the express consent in writing of the Landlord. The Landlord shall have the right to prohibit any advertising by any tenant which in any way tends to impair the reputation of the Building or its desirability as a building, and upon written notice from the Landlord, tenants shall refrain from or discontinue such advertising.

18.                                 All entrance doors in the Demised Premises shall be left locked and all windows shall be left closed by tenants when the Demised Premises are not in use and occupied.

19.                                 The Landlord shall in no way be responsible to any tenant for loss of property from the Demised Premises, however occurring, or for damage done to the furniture or other effects of any tenant by the Landlord’s agents, janitors, cleaners, employees or contractors doing work in the Demised Premises. Tenants shall permit window cleaners to clean the windows of the Demised Premises during normal business hours.

20.                                 The requirements of tenants will be attended to only upon application to the Building manager or such other authorized representative as the Landlord may designate in writing. The Landlord’s employees shall not perform any work or do anything outside of their regular duties, unless under specific instructions from the office of the Landlord, from the Building manager or other representatives as aforesaid.

21.                                 Canvassing, soliciting and peddling in the Building are prohibited, and tenants shall co-operate to prevent the same.

22.                                 Any hand trucks, carryalls, or similar appliances used in the Building shall be equipped with rubber tires, side guards and such other safeguards as the Landlord shall require.

23.                                 The Landlord reserves the right to exclude from the Building outside of normal business hours and during all hours on weekends all persons not authorized by a tenant in writing, by pass, or otherwise, to have access to the Building and the Demised Premises. Each tenant shall be responsible for all persons authorized by him to have access to the Building and shall be liable to the Landlord for all of their acts while in the Building. When security service is in effect, entrance to the Building, deliveries and exits shall be made via designated entrances and the Landlord may require all persons to sign a register on entering and leaving the Building. Any person found in the Building at such times without authorization or a pass will be subject to the surveillance of the employees and agents of the Landlord. The Landlord shall be under no responsibility for failure to enforce this rule.

24.                                 Neither tenants nor their servants, employees, agents, visitors, or licensees shall at any time bring or keep upon the Demised Premises any inflammable, combustible or explosive fluids, chemical or substance, nor do nor permit to be done anything in conflict with any insurance policy which may or might be in force upon the Building or any part thereof or by reason of which any fire insurance premiums may be (or may be liable to be) increased; or with the laws relating to fires, or with the regulations of the Fire Department or the Health Department; or with any of the rules, regulations or ordinances of the City in which the Building is located, or of any other duly constituted authority.

25.                                 No tenant shall, at any time, while in or on any part of the Lands or Building, feed or leave any foodstuffs for any birds or other animals.

26.                                 Each tenant shall be responsible for cleaning at reasonable time intervals any drapes and/or curtains that may be installed in the Demised Premises.

27.                                 No tenant shall place, or permit to be placed, any signs of any nature whatsoever within the Demised Premises where the same can be seen from outside of the Demised Premises, and shall not place, or permit to be placed, any sign of its or any of its employees or permit its employees to place any sign within the Building or on or against the Building walls or on the Lands.

28.                                 The Landlord reserves the right to promulgate, rescind, alter or waive the rules or regulations at any time prescribed for the Building when it is necessary, desirable or proper for its best interest or, in the opinion of the Landlord, for the best interests of the tenants.

29.                                 The Landlord will publish from time to time emergency fire regulations and evacuation procedures in consultation with the applicable municipal authorities. The Tenant will, at the Landlord’s request, appoint a premises warden (wardens for multi-floor users) who will be responsible for liaison with Building management in all emergency matters and who will be responsible for instructing employees of the Tenant in all emergency matters.

SCHEDULE “D”

SPECIAL TERMS & CONDITIONS

Notwithstanding anything in this Lease to the contrary, the following provisions shall apply:

1.               Additional Rent shall not include:

•                       depreciation and all costs with respect to the structure of the Building that are capital costs in general accounting practice, but Additional Rent shall include the cost of depreciation of machinery, equipment, facilities and systems installed and used in conjunction with the Building;

•                       costs that are not costs of operating the Lands and its improvements including contributions to merchants’ associations and promotional or similar funds and costs that are personal to the Landlord including the Landlord’s costs of financing, income taxes, profits taxes, corporation taxes, costs of canvassing for tenants (including brokerage costs) ground rentals; interest or penalties on late payments by the Landlord, and costs caused by a negligent or unreasonable act of the Landlord or a person for whom the Landlord is responsible;

•                       costs the Landlord has the right to recover under a contract or other document to which the Tenant is not a party;

2.               On request, the Landlord shall allow the Tenant reasonable access, at no additional cost, to the space above the ceiling for the purpose of installing cable, wiring or other systems, or for servicing same.

3.               The Landlord shall attend promptly to all maintenance and repairs that are not the Tenant’s obligation, subject to the Landlord’s right to recover such as are Common Expenses in terms hereof.

4.               The Tenant will turn the Premises over to the Landlord at the expiration of its tenancy in good repair and clean condition, with no obligation to demolish any of the build-out or leasehold improvements, or to restore any part of the Building demolished with the Landlord’s consent, or to repair normal wear and tear, repairs caused by insurable hazards, latent defects, acts of God or repairs for which the Landlord is responsible. The Tenant shall remove any trade fixtures brought onto the Premises, as well as any signage wherever erected by or for it, provided that the Tenant shall repair any damage caused by such removal.

5.               Provided the Tenant is not in default of the Lease, the Tenant shall be granted the following a Basic Rent free period based on the following schedule:

(a)	Year 1 of the Term:	Months 1, 2, 3 and 4;
(b)	Year 2 of the Term:	Month 1;
(c)	Year 3 of the Term:	Months 1 and 2;
(d)	Year 4 of the Term:	Months 1 and 2; and
(e)	Year 5 of the Term:	Months 1 and 2.

In Addition, the Tenant will not be responsible for the payment of Additional Rent for month 13 (year 2, month 1) of the Term.

4.               The Demised Premises to be provided by the Landlord will be on an “as is, where is” basis, save and except for the following, which shall be completed by the Landlord, at its sole cost, on or by the latter of 30 days from Lease execution and/or August 1, 2004:

(a)          Re-carpet the Demised Premises with a building standard carpet selected by the Tenant;

(b)         Re-paint the Demised Premises, including all walls, doors and door frames, with Building standard paint (maximum of 2 colours) selected by the Tenant;

(c)          Patch and make good any damage to walls; and

(d)         Ensure all other base building items (i.e. lighting, window coverings) and existing improvements are in good working order and/or good condition, as applicable.

All other leasehold improvements will be at the Tenant’s cost.

5.               Subject to paragraphs 5.15 and 5.16, for any improvement work the Tenant will be required to prepare working drawings of any proposed improvement work and obtain the written consent of the Landlord before commencing the improvement work, such consent not to be unreasonably withheld. All improvement work will be done at the Tenant’s sole cost and expense by qualified and licensed contractors and sub-contractors who will be subject to the reasonable approval of the Landlord. All such Tenant improvement work will be performed in a first class manner in accordance with the provisions of the Lease.

6.               The Tenant will be responsible for obtaining all necessary building permits and approvals as required by the relevant regulatory authorities for the Tenant’s improvement work. Such permits and approvals must be secured before the Tenant commences its improvement work. If required by the municipal authorities, the Tenant will also make application for an occupancy certificate for the Demised Premises upon completion of the Tenant’s improvement work.

7.               Provided that the Tenant is not in default of the Lease, the Landlord shall grant the Tenant an option to terminate its Lease of the Demised Premises at any time after the second anniversary of the Commencement Date (the “Termination Date”) provided that:

(a)                                  The Tenant shall give the Landlord at least six (6) months’ written notice that it intends to do so; and

(b)                                 The Tenant pays to the Landlord at least one business day prior to the Termination Date a termination fee (by way of certified cheque made payable to the Landlord) which shall be equal to:

(i)	If the Termination Date falls in the 3rd year of the Term, $39,700.00;
(ii)	If the Termination Date falls in the 4th year of the Term, $24,800.00; and
(iii)	If the Termination Date falls in the 5th year of the Term, $12,400.00.

8.               Provided the Tenant is not in breach of the Lease, the Tenant shall have the option to lease any portion of the Building which becomes available for Lease (the “Available Office Space”). The Landlord shall deliver to the Tenant notice in writing identifying the Available Office Space and the date on which it will be available and the Tenant shall have ten (10) business days from receipt of the same within which to notify the Landlord in writing that it exercises its option herein. If the Tenant exercises its option to lease the Available Office Space, the term of the lease of the Available Office Space shall commence on the date specified in the Landlord’s notice and shall terminate on the expiry of the Term of the Lease or any permitted extension thereof and shall otherwise be on the same terms as the Lease, excepting the Basic Rent rate, and any Landlord’s work, free rent, tenant allowance or other tenant inducements. The basic rent payable with respect to the Available Office Space shall be the prevailing fair market basic rent, as of the date the lease of the Available Office Space commences for similarly improved premises of similar size, quality, use and location as agreed between the Landlord and the Tenant or failing such agreement within a reasonable period of time as determined by a single arbitrator pursuant to the provisions of the Commercial Arbitration Act.